SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934





                 May 25, 1999 (Date of earliest event reported)

                          May 25, 1999 (Date of Report)


                                TANDY CORPORATION


               (Exact name of registrant as specified in charter)


Delaware                 1-5571                           75-1047710
(State or other          (Commission                      (IRS Employer
Jurisdiction of          File Number                      Identification No.)
Incorporation)

100 Throckmorton Street Suite 1800, Fort Worth, Texas         76102
(Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (817) 415-3700


Item 5.  OTHER EVENTS

     The text of a press release issued by Tandy Corporation (the "Company") on May 25, 1999 is set forth below:

            Tandy Corporation Announces 2-for-1 Split of Common Stock

     Fort Worth,  Texas -- The Board of  Directors of Tandy  Corporation  (NYSE:
TAN) announced a 2-for-1 split of Tandy common stock. The record date is June 1, 1999, and the distribution date is June 21, 1999. Treasury shares will not be split. Tandy has approximately 96.2 million common shares outstanding.

     "Our performance this year has been rewarding, as we have initiated our strategy to become America's Home Connectivity Store. We believe the Board of Director's action to approve a stock split is an indication of their confidence in Tandy/RadioShack's longer term prospects," stated Chairman and CEO of Tandy Corporation/RadioShack Len Roberts.

     Tandy Corporation/RadioShack is the natio's largest consumer electronics chain and one of the most trusted electronics retailers in the United States. With more than 7,000 stores and dealers, RadioShack sells more wireless telephones, telecommunications products and electronic parts and accessories than any other retailer. It is estimated that 94 percent of Americans live or work within five minutes of a RadioShack store or dealer. For more information, visit Tandy Corporation/RadioShack web sites at www.tandy.com and www.radioshack.com.

     Statements made in this press release which are forward-looking statements involve risks and uncertainties and are indicated by words such as "anticipated," "could," "plans," "goals" and other similar words or phrases. These uncertainties include, but are not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment, real estate market fluctuations and other risks indicated in filings with the Securities and Exchange Commission such as Tandy's most recent Form 10-K and 10-Q.

                          END OF TEXT OF PRESS RELEASE

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 25th day of May, 1999.



                                TANDY CORPORATION
                                  (Registrant)



Date May 25, 1999
                                Mark C. Hill
                                Senior Vice President, Corporate Secretary and General Counsel